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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

                  We consent to the incorporation by reference in this registration statement on Form S-8 of Napco Security Systems, Inc. of our report dated September 30, 2002, with respect to the consolidated balance sheet of Napco Security Systems, Inc. and subsidiaries as of June 30, 2002 and the related consolidated statements of income, stockholders' equity and cash flows for the year ended June 30, 2002 and the related financial statement Schedule II, which report appears in the June 30, 2002, annual report on Form 10-K of Napco Security Systems, Inc.

                  Our report covering the fiscal 2002 financial statements refers to a change in accounting for goodwill and intangible assets and to our audit procedures with respect to the disclosures added to revise the fiscal 2001 and 2000 consolidated financial statements, as more fully described in note 1 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the fiscal 2001 and 2000 consolidated financial statements other than with respect to such disclosures.

                                                     /s/ KPMG LLP
                                                     KPMG LLP

Melville, New York
April 21, 2003